Exhibit 99.1

Tenneco Reports Second Quarter Results

  Highest-ever quarterly revenue of $1.888 billion, up 26% year-over-year
  Record-high net income of $50 million, up from $40 million a year ago
  Record-high EBIT of $113 million

LAKE FOREST, Ill.--(BUSINESS WIRE)--July 29, 2011--Tenneco Inc. (NYSE: TEN) reported second quarter net income of $50 million, or 81-cents per diluted share, versus net income of $40 million, or 66-cents per diluted share in second quarter 2010. Adjusted for the items below, net income was $50 million, or 81-cents per diluted share, compared with $38 million, or 62-cents per diluted share a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and noncontrolling interests) was $113 million, a 22% increase from $93 million in second quarter 2010. Adjusted EBIT improved to $115 million, versus $97 million a year ago, driven by higher OE volumes globally and the launch and ramp-up of higher-margin light and commercial vehicle business. The improvement was partially offset by previously announced higher year-over-year aftermarket customer changeover costs. Favorable currency had a $10 million year-over-year impact on EBIT.

EBITDA including noncontrolling interests (EBIT before depreciation and amortization) rose 14% to $167 million, compared with $146 million a year ago. Adjusted EBITDA including noncontrolling interests was $169 million, versus $149 million in second quarter 2010.

“We are making excellent progress on growing our businesses, particularly as we launch and ramp-up commercial vehicle emission control programs, which contributed to our record-high quarterly revenue and earnings,” said Gregg Sherrill, chairman and CEO, Tenneco. “We are also pleased with our robust growth in emerging markets including China, where we are investing to keep pace with expanding opportunities.”

Adjusted second quarter 2011 and 2010 results:

(millions except per share amounts)	Q2 2011				Q2 2010
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$167	$113	$50	$0.81	$146	$93	$40	$0.66

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	2	2	1	0.02	3	4	3	0.04
Costs related to refinancing	-	-	-	-	-	-	1	0.02
Net tax adjustments	-	-	(1)	(0.02)	-	-	(6)	(0.10)

Non-GAAP earnings measures	$169	$115	$50	$0.81	$149	$97	$38	$0.62

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

Second quarter 2011 adjustments:

  Restructuring and related expenses of $2 million pre-tax, or 2-cents per diluted share;
  Net tax benefit of $1 million, or 2-cents per diluted share, related to losses in certain foreign jurisdictions and adjustments to tax estimates, more than offset by the benefit of U.S. taxable income with no related tax expense due to the company’s net operating loss carryforward.

Second quarter 2010 adjustments:

  Restructuring and related expenses of $4 million pre-tax, or 4-cents per diluted share;
  Costs of $1 million pre-tax, or 2-cents per diluted share, related to debt refinancing;
  Tax benefits of $6 million, or 10-cents per diluted share, related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates.

REVENUE

Total revenue in the quarter rose to $1.888 billion up 26% from $1.502 billion in second quarter 2010. Value-add revenue (revenue minus substrate pass thru sales) was $1.453 billion, a 21% increase versus $1.198 billion a year ago. Industry light vehicle production was up 2% year-over-year in Tenneco’s operating regions. The revenue increase was driven by higher OE light vehicle production volumes; the launch of new commercial vehicle emissions control business, which drove a 64% year-over-year increase in commercial and specialty OE revenue; and an increase in global aftermarket sales. The estimated revenue loss in the quarter due to the Japan earthquake was about $60 million. Revenue included $118 million in favorable currency.

EBIT MARGIN

Tenneco’s EBIT as a percent of revenue was 6.0% in the quarter compared with 6.2% a year ago. The comparison reflects an increase in substrate sales in the quarter to 23% of revenue, versus 20% the prior year. Consequently, EBIT as a percent of value-add revenue was 7.8% in the quarter, even with a year ago.

The company’s EBIT margins benefited from strong OE light vehicle volumes and the company’s strong position on top-selling vehicles, the ramp-up on commercial vehicle business and new light vehicle launches. Higher North America aftermarket sales also had a positive impact and the company invested in North America aftermarket growth this quarter, incurring changeover costs.  Headwinds this quarter were a mix shift in the Europe aftermarket, the timing on price recoveries in the Europe aftermarket and in South America, and industry production declines in Australia.

CASH

Cash generated from operations was $67 million, compared with $104 million a year ago. The demand for working capital to support higher revenue as well as the timing of accounts receivable collections drove the higher use of cash in the quarter.

The increase in capital expenditures to $47 million from $30 million a year ago reflects timing on investments to support future growth including new manufacturing facilities in China and preparing for new customer programs, particularly launching commercial vehicle emission control business in Europe and South America. The company still expects its capital expenditures to be in the range of $190 million to $210 million for full-year 2011.

In the second quarter, Tenneco announced plans to repurchase up to 400,000 shares of the company’s outstanding common stock to offset dilution from shares issued to employees in 2011. At quarter-end, the company has repurchased 270,500 shares on the open market for $10.5 million.

DEBT

Tenneco’s net debt was $1.133 billion at June 30, 2011, versus $1.108 billion a year ago.

The leverage ratio (net debt to adjusted LTM EBITDA including noncontrolling interests) was 2.0x, down from 2.3x at June 30, 2010.

OUTLOOK

According to IHS Automotive forecasts, industry light vehicle production in the third quarter is expected to increase year-over-year in the regions where Tenneco operates. Light vehicle production is expected to rise 6% in North America, 5% in Europe, 1% in China, 7% in South America and 3% in Australia. These forecasts include the initial recovery from the impact of the Japan earthquake as the supply chain returns to normal.

In addition to capitalizing on recovering light vehicle production volumes, the company is continuing to launch and ramp-up incremental commercial vehicle emission control business to help customers meet stricter diesel emissions standards for on-road and off-road vehicles. Tenneco is launching these diesel aftertreatment programs with 13 commercial vehicle and engine manufacturers globally including new programs that will launch in Europe and Brazil later this year.

“Tenneco’s growth drivers remain unchanged. Our revenue has outpaced industry growth rates due to our strong position on top-selling vehicles and the continued ramp-up of new light and commercial vehicle business. In addition, the North America aftermarket business continues to make solid contributions,” said Sherrill. “We are pleased with progress on our program launches and top-line growth. At the same time, we are focused on several areas to help improve our performance including price recoveries in the Europe aftermarket and South America businesses and continuing to adjust our operations in Australia to the market.”

SECOND QUARTER REPORTING SEGMENTS

NORTH AMERICA

			Q2 11
			Revenues
			Excluding
			Currency &
		% Change vs.	Substrate	% Change vs.
(millions except percents)	Q2 11 Revenues	Q2 10	Sales	Q2 10
North America Original Equipment
Ride Control	$ 161	15%	$ 159	13%
Emission Control	520	25%	274	16%
Total North America Original Equipment	681	22%	433	15%

North America Aftermarket
Ride Control	145	5%	143	4%
Emission Control	48	13%	48	12%
Total North America Aftermarket	193	7%	191	6%

Total North America	$ 874	18%	$ 624	12%

  OE revenue, excluding currency and substrate sales, was up 15% versus a 3% industry light vehicle production decline on higher volumes across most of Tenneco’s platforms including increases on the Ford F-150 pick-up, Ford Focus, Chevrolet Equinox and the GM Sierra/Silverado and Tahoe/Yukon platform. Incremental revenue from commercial vehicle programs with Caterpillar and Navistar also contributed to the increase. The estimated North America revenue loss in the quarter due to the impact from the Japan earthquake was about $53 million.
  Higher sales volumes in both product lines drove the increase in aftermarket revenue.
  North America EBIT was up 24% to $62 million from $50 million a year ago on higher OE light vehicle volumes and aftermarket sales and the addition of new commercial vehicle business. The strong improvement was partially offset by the impact of lost revenue due to the Japan crisis, an increase in certain manufacturing and freight expenses and higher year-over-year customer changeover costs for the addition of new aftermarket customers. EBIT includes $4 million in currency transaction benefits this year compared to $2 million in transaction losses last year.
  Adjusting for restructuring and related expenses, EBIT was $63 million, versus $53 million a year ago.
EUROPE, SOUTH AMERICA AND INDIA

			Q2 11
			Revenues
			Excluding
			Currency &
	Q2 11	% Change vs.	Substrate	% Change vs.
(millions except percents)	Revenues	Q2 10	Sales	Q2 10
Europe Original Equipment
Ride Control	$ 151	32%	131	14%
Emission Control	385	44%	222	18%
Total Europe Original Equipment	536	40%	353	17%

Europe Aftermarket
Ride Control	70	25%	60	8%
Emission Control	44	8%	38	(7%)
Total Europe Aftermarket	114	18%	98	2%

South America & India	167	31%	128	13%

Total Europe, South America & India	$ 817	35%	$ 579	13%

  The strong increase in Europe OE revenue, versus a 4% rise in industry light vehicle production, was due to strong volumes on key platforms including the VW Golf and Polo, Audi A6 and A1, Mercedes E-class, Opel Astra and Zafira, Ford Focus and Mercedes Sprinter. A rise in commercial and specialty revenue also contributed to the increase.
  Europe aftermarket revenue, excluding currency, was impacted by a decline in emission control sales, almost completely offsetting ride control sales increases.
  Total South America and India revenue was up with each region reporting higher OE and aftermarket revenues.
  Europe, South America and India EBIT was $37 million, up 23% from $30 million a year ago. The stronger production environment with higher OE volumes in all three regions was partially offset by a Europe aftermarket mix shift toward Eastern Europe and the timing of price recoveries for material costs in the Europe aftermarket and for inflation-driven material and wage costs in South America. EBIT includes $3 million in favorable currency.
  Adjusted EBIT was $38 million versus $31 million a year ago.
    Second quarter 2011 and 2010 EBIT includes $1 million in restructuring and related expenses.

ASIA PACIFIC

			Q2 11
			Revenues
			Excluding
			Currency &
	Q2 11	% Change vs.	Substrate	% Change vs.
(millions except percents)	Revenues	Q2 10	Sales	Q2 10
Asia	$155	29%	$124	32%

Australia	42	11%	32	(11%)

Total Asia Pacific	$197	25%	$156	21%

  The Asia revenue increase was driven by strong volumes in China, particularly on Audi, Ford and Nissan platforms. The estimated revenue loss in the quarter due to the impact from the Japan earthquake was about $7 million.
  Australia revenue, excluding currency, was down due to the continued decline in industry production.
  Asia Pacific EBIT improved to $14 million, versus $13 million a year ago, on strong volumes and operational performance in China. The strong China performance was almost entirely offset by the weak production environment in Australia as well as planned start-up costs related to the opening and ramping up of several new plants in China to meet a significant increase in market demand.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 6 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 6 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 6 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 6 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 and 6 Months

CONFERENCE CALL

The company will host a conference call on Friday, July 29, 2011 at 9:00 a.m. ET. The dial-in number is 800 857-5157 (domestic) or 415 228-3914 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on July 29, 2011 through August 29, 2011. To access this recording, dial 866 485-6429 (domestic) or 203 369-1628 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $5.9 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 22,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:
(i) general economic, business and market conditions;
(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices, including any impact on the company’s ability to source and procure such items and services due to supply disruptions caused by the recent earthquake and tsunami in Japan;
(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;
(iv) changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences to other lower margin vehicles, for which we may or may not have supply contracts;
(v) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;
(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing for the applicable program over its life;
(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs;
(viii) workforce factors such as strikes or labor interruptions;
(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;
(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;
(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;
(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;
(xiii) product warranty costs;
(xiv) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;
(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;
(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;
(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;
(xviii) changes in accounting estimates and assumptions, including changes based on additional information;
(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of changes to and compliance with laws and regulations pertaining to environmental concerns, pensions or other regulated activities;
(xx) acts of war and/or terrorism as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and
(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.
The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2010.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2011		2010
Net sales and operating revenues	$1,888		$1,502

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,565	(a)	1,222	(c)
Engineering, research and development	35		33
Selling, general and administrative	118		98
Depreciation and amortization of other intangibles	54		53	(c)
Total costs and expenses	1,772		1,406

Loss on sale of receivables	(2)		(1)
Other income (expense)	(1)		(2)
Total other income (expense)	(3)		(3)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	62	(a)	50	(c)
Europe, South America & India	37	(a)	30	(c)
Asia Pacific	14		13
	113		93
Less:
Interest expense (net of interest capitalized)	26		32	(d)
Income tax expense	30	(b)	15	(e)
Net income	57		46

Less: Net income attributable to noncontrolling interests	7		6
Net income attributable to Tenneco Inc.	$50		$40

Weighted average common shares outstanding:
Basic	60.0		59.1
Diluted	61.8		61.0

Earnings per share of common stock:
Basic	$0.84		$0.68
Diluted	$0.81		$0.66

(a) Includes restructuring and related charges of $2 million pre-tax, $1 million after tax or $0.02 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America and $1 million in Europe, South America and India.

(b) Includes net tax benefits of $1 million or $0.02 per diluted share related to losses in certain foreign jurisdictions and adjustments to tax estimates, more than offset by the benefit of U.S. taxable income with no related tax expense due to the company's net operating loss carryforward.

(c) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.04 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $1 million is recorded in depreciation. Geographically, $3 million is recorded in North America and $1 million in Europe, South America and India.

(d) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per share for costs related to refinancing activities.

(e) Includes tax benefits of $6 million or $0.10 per diluted share related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2011		2010
Net sales and operating revenues	$3,648		$2,818

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	3,031	(a)	2,295	(d)
Engineering, research and development	70		60
Selling, general and administrative	227		198
Depreciation and amortization of other intangibles	105		108	(d)
Total costs and expenses	3,433		2,661

Loss on sale of receivables	(3)		(2)
Other income (expense)	(5)		(3)
Total other income (expense)	(8)		(5)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	124	(a)	86	(d)
Europe, South America & India	61	(a)	42	(d)
Asia Pacific	22		24
	207		152
Less:
Interest expense (net of interest capitalized)	54	(b)	64	(e)
Income tax expense	44	(c)	30	(f)
Net income	109		58

Less: Net income attributable to noncontrolling interests	12		11
Net income attributable to Tenneco Inc.	$97		$47

Weighted average common shares outstanding:
Basic	59.9		59.0
Diluted	61.9		60.9

Earnings per share of common stock:
Basic	$1.62		$0.79
Diluted	$1.56		$0.77

(a) Includes restructuring and related charges of $3 million pre-tax, $2 million after tax or $0.03 per diluted share, which is recorded in cost of sales. Geographically, $1 million is recorded in North America and $2 million in Europe, South America and India.

(b) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.

(c) Includes net tax benefits of $11 million or $0.16 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss carryforward and income generated in lower tax rate jurisdictions, partially offset by adjustments to prior years' tax estimated and the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

(d) Includes restructuring and related charges of $9 million pre-tax, $6 million after tax or $0.09 per diluted share. Of the adjustment $7 million is recorded in cost of sales and $2 million is recorded in depreciation. Geographically, $7 million is recorded in North America and $2 million in Europe, South America and India.

(e) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per share for costs related to refinancing activities.

(f) Includes a net tax benefit of $1 million or $0.01 per diluted share related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates offset by the impact of not benefiting from U.S. and foreign tax losses.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		June 30, 2011		December 31, 2010

Assets

	Cash and cash equivalents	$161		$233

	Receivables, net	1,136	(a)	826	(a)

	Inventories	626		547

	Other current assets	219		184

	Investments and other assets	333		327

	Plant, property, and equipment, net	1,083		1,050

	Total assets	$3,558		$3,167

Liabilities and Shareholders' Equity

	Short-term debt	$67		$63

	Accounts payable	1,208		1,048

	Accrued taxes	55		51

	Accrued interest	13		13

	Other current liabilities	327		293

	Long-term debt	1,227	(b)	1,160	(b)

	Deferred income taxes	58		56

	Deferred credits and other liabilities	418		436

	Redeemable noncontrolling interests	10		12

	Tenneco Inc. shareholders' equity	140		(4)

	Noncontrolling interests	35		39

	Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,558		$3,167

		June 30, 2011		December 31, 2010
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$136		$91

		June 30, 2011		December 31, 2010
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$85		$-
	Term loan B (Due 2016)	149		149
	8.625% subordinated notes (Redeemed January 7, 2011)	-		20
	8.125% senior notes (Due 2015)	250		250
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	18		16

		$1,227		$1,160

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	June 30,
	2011	2010

Operating activities:
Net income	$57	$46
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization of other intangibles	54	53
Stock-based compensation	2	2
Deferred income taxes	-	5
Loss on sale of assets	1	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(39)	(102)
(Inc.)/dec. in inventories	17	(27)
(Inc.)/dec. in prepayments and other current assets	(9)	9
Inc./(dec.) in payables	(5)	112
Inc./(dec.) in accrued taxes	(8)	(6)
Inc./(dec.) in accrued interest	(8)	(8)
Inc./(dec.) in other current liabilities	16	25
Changes in long-term assets	-	2
Changes in long-term liabilities	(9)	(10)
Other	(2)	2
Net cash provided by operating activities	67	104

Investing activities:
Cash payments for plant, property & equipment	(49)	(34)
Cash payments for software-related intangible assets	(3)	(6)
Investments and other	-	1
Net cash used by investing activities	(52)	(39)

Financing activities:
Purchase of common stock under the share repurchase program	(11)	-
Issuance of long-term debt	4	155
Debt issuance costs on long-term debt	(1)	(9)
Retirement of long-term debt	(1)	(129)
Net inc./(dec.) in bank overdrafts	1	3
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	41	18
Net inc./(dec.) in short-term borrowings secured by accounts receivable	(82)	(126)
Capital contribution from noncontrolling interest partner	1	-
Distribution to noncontrolling interest partners	(10)	(10)
Net cash used by financing activities	(58)	(98)

Effect of foreign exchange rate changes on cash and cash equivalents	5	(14)

Decrease in cash and cash equivalents	(38)	(47)
Cash and cash equivalents, April 1	199	193
Cash and cash equivalents, June 30	$161	$146

Supplemental Cash Flow Information
Cash paid during the period for interest	$34	$39
Cash paid during the period for income taxes (net of refunds)	23	16

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$22	$11

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Six Months Ended
	June 30,
	2011	2010

Operating activities:
Net income	$109	$58
Adjustments to reconcile net income to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	105	108
Stock-based compensation	4	5
Deferred income taxes	(5)	2
Loss on sale of assets	1	3
Changes in components of working capital-
(Inc.)/dec. in receivables	(290)	(293)
(Inc.)/dec. in inventories	(60)	(71)
(Inc.)/dec. in prepayments and other current assets	(24)	2
Inc./(dec.) in payables	134	232
Inc./(dec.) in accrued taxes	-	1
Inc./(dec.) in accrued interest	-	1
Inc./(dec.) in other current liabilities	17	19
Changes in long-term assets	(3)	1
Changes in long-term liabilities	(21)	(21)
Other	(3)	-
Net cash provided (used) by operating activities	(36)	47

Investing activities:
Proceeds from sale of assets	4	1
Cash payments for plant, property & equipment	(95)	(72)
Cash payments for software-related intangible assets	(6)	(8)
Investments and other	-	2
Net cash used by investing activities	(97)	(77)

Financing activities:
Purchase of common stock under the share repurchase program	(11)	-
Issuance of long-term debt	4	155
Debt issuance costs on long-term debt	(1)	(9)
Retirement of long-term debt	(23)	(137)
Net inc./(dec.) in bank overdrafts	8	2
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt	88	20
Capital contribution from noncontrolling interest partner	1	-
Distribution to noncontrolling interest partners	(10)	(11)
Net cash provided by financing activities	56	20

Effect of foreign exchange rate changes on cash and cash equivalents	5	(11)

Decrease in cash and cash equivalents	(72)	(21)
Cash and cash equivalents, January 1	233	167
Cash and cash equivalents, June 30	$161	$146

Supplemental Cash Flow Information
Cash paid during the period for interest	$53	$61
Cash paid during the period for income taxes (net of refunds)	33	24

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$22	$11

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q2 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$50

Net income attributable to noncontrolling interests				7

Net income				57

Income tax expense				30

Interest expense (net of interest capitalized)				26

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$62	$37	$14	113

Depreciation and amortization of other intangibles	24	24	6	54

Total EBITDA including noncontrolling interests (2)	$86	$61	$20	$167

	Q2 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$40

Net income attributable to noncontrolling interests				6

Net income				46

Income tax expense				15

Interest expense (net of interest capitalized)				32

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$50	$30	$13	93

Depreciation and amortization of other intangibles	27	21	5	53

Total EBITDA including noncontrolling interests (2)	$77	$51	$18	$146

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q2 2011				Q2 2010
			Net income				Net income
			attributable to				attributable to
	EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$167	$113	$50	$0.81	$146	$93	$40	$0.66

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	2	2	1	0.02	3	4	3	0.04
Costs related to refinancing	-	-	-	-	-	-	1	0.02
Net tax adjustments	-	-	(1)	(0.02)	-	-	(6)	(0.10)

Non-GAAP earnings measures	$169	$115	$50	$0.81	$149	$97	$38	$0.62

					Q2 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$62	$37	$14	$113
Restructuring and related expenses					1	1	-	2
Adjusted EBIT					$63	$38	$14	$115

					Q2 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$50	30	$13	$93
Restructuring and related expenses					3	1	-	4
Adjusted EBIT					$53	$31	$13	$97

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the second quarters of 2011 and 2010 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$97

Net income attributable to noncontrolling interests				12

Net income				109

Income tax expense				44

Interest expense (net of interest capitalized)				54

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$124	$61	$22	207

Depreciation and amortization of other intangibles	47	46	12	105

Total EBITDA including noncontrolling interests (2)	$171	$107	$34	$312

	YTD 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$47

Net income attributable to noncontrolling interests				11

Net income				58

Income tax expense				30

Interest expense (net of interest capitalized)				64

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$86	$42	$24	152

Depreciation and amortization of other intangibles	55	43	10	108

Total EBITDA including noncontrolling interests (2)	$141	$85	$34	$260

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2011				YTD 2010
			Net income				Net income
			attributable to				attributable to
	EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$312	$207	$97	$1.56	$260	$152	$47	$0.77

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	3	3	2	0.03	7	9	6	0.09
Costs related to refinancing	-	-	1	0.01	-	-	1	0.02
Net tax adjustments	-	-	(11)	(0.16)	-	-	(1)	(0.01)

Non-GAAP earnings measures	$315	$210	$89	$1.44	$267	$161	$53	$0.87

					YTD 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$124	$61	$22	$207
Restructuring and related expenses					1	2	-	3
Adjusted EBIT					$125	$63	$22	$210

					YTD 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$86	42	$24	$152
Restructuring and related expenses					7	2	-	9
Adjusted EBIT					$93	$44	$24	$161

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first six months of 2011 and 2010 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q2 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$161	$2	$159	$-	$159
Emission Control	520	-	520	246	274
Total North America Original Equipment	681	2	679	246	433

North America Aftermarket
Ride Control	145	2	143	-	143
Emission Control	48	-	48	-	48
Total North America Aftermarket	193	2	191	-	191

Total North America	874	4	870	246	624

Europe Original Equipment
Ride Control	151	20	131	-	131
Emission Control	385	51	334	112	222
Total Europe Original Equipment	536	71	465	112	353

Europe Aftermarket
Ride Control	70	10	60	-	60
Emission Control	44	6	38	-	38
Total Europe Aftermarket	114	16	98	-	98

South America & India	167	11	156	28	128

Total Europe, South America & India	817	98	719	140	579

Asia	155	8	147	23	124

Australia	42	8	34	2	32

Total Asia Pacific	197	16	181	25	156

Total Tenneco Inc.	$1,888	$118	$1,770	$411	$1,359

	Q2 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$140	$-	$140	$-	$140
Emission Control	417	-	417	181	236
Total North America Original Equipment	557	-	557	181	376

North America Aftermarket
Ride Control	138	-	138	-	138
Emission Control	43	-	43	-	43
Total North America Aftermarket	181	-	181	-	181

Total North America	738	-	738	181	557

Europe Original Equipment
Ride Control	114	-	114	-	114
Emission Control	266	-	266	79	187
Total Europe Original Equipment	380	-	380	79	301

Europe Aftermarket
Ride Control	56	-	56	-	56
Emission Control	41	-	41	-	41
Total Europe Aftermarket	97	-	97	-	97

South America & India	129	-	129	14	115

Total Europe, South America & India	606	-	606	93	513

Asia	121	-	121	27	94

Australia	37	-	37	3	34

Total Asia Pacific	158	-	158	30	128

Total Tenneco Inc.	$1,502	$-	$1,502	$304	$1,198

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$313	$4	$309	$-	$309
Emission Control	1,046	-	1,046	495	551
Total North America Original Equipment	1,359	4	1,355	495	860

North America Aftermarket
Ride Control	272	3	269	-	269
Emission Control	94	1	93	-	93
Total North America Aftermarket	366	4	362	-	362

Total North America	1,725	8	1,717	495	1,222

Europe Original Equipment
Ride Control	290	23	267	-	267
Emission Control	761	67	694	234	460
Total Europe Original Equipment	1,051	90	961	234	727

Europe Aftermarket
Ride Control	114	11	103	-	103
Emission Control	74	7	67	-	67
Total Europe Aftermarket	188	18	170	-	170

South America & India	319	18	301	53	248

Total Europe, South America & India	1,558	126	1,432	287	1,145

Asia	286	13	273	43	230

Australia	79	13	66	5	61

Total Asia Pacific	365	26	339	48	291

Total Tenneco Inc.	$3,648	$160	$3,488	$830	$2,658

	YTD 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$268	$-	$268	$-	$268
Emission Control	743	-	743	316	427
Total North America Original Equipment	1,011	-	1,011	316	695

North America Aftermarket
Ride Control	251	-	251	-	251
Emission Control	81	-	81	-	81
Total North America Aftermarket	332	-	332	-	332

Total North America	1,343	-	1,343	316	1,027

Europe Original Equipment
Ride Control	230	-	230	-	230
Emission Control	535	-	535	165	370
Total Europe Original Equipment	765	-	765	165	600

Europe Aftermarket
Ride Control	95	-	95	-	95
Emission Control	68	-	68	-	68
Total Europe Aftermarket	163	-	163	-	163

South America & India	239	-	239	27	212

Total Europe, South America & India	1,167	-	1,167	192	975

Asia	232	-	232	52	180

Australia	76	-	76	5	71

Total Asia Pacific	308	-	308	57	251

Total Tenneco Inc.	$2,818	$-	$2,818	$565	$2,253

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q2 2011 vs. Q2 2010 $ Change and % Change Increase (Decrease)
			Revenues
			Excluding
			Currency and
			Substrate
	Revenues	% Change	Sales	% Change
North America Original Equipment
Ride Control	$21	15%	$19	13%
Emission Control	103	25%	38	16%
Total North America Original Equipment	124	22%	57	15%

North America Aftermarket
Ride Control	7	5%	5	4%
Emission Control	5	13%	5	12%
Total North America Aftermarket	12	7%	10	6%

Total North America	136	18%	67	12%

Europe Original Equipment
Ride Control	37	32%	17	14%
Emission Control	119	44%	35	18%
Total Europe Original Equipment	156	40%	52	17%

Europe Aftermarket
Ride Control	14	25%	4	8%
Emission Control	3	8%	(3)	(7%)
Total Europe Aftermarket	17	18%	1	2%

South America & India	38	31%	13	13%

Total Europe, South America & India	211	35%	66	13%

Asia	34	29%	30	32%

Australia	5	11%	(2)	(11%)

Total Asia Pacific	39	25%	28	21%

Total Tenneco Inc.	$386	26%	$161	13%

	YTD Q2 2011 vs. YTD Q2 2010 $ Change and % Change Increase (Decrease)
			Revenues
			Excluding
			Currency and
			Substrate
	Revenues	% Change	Sales	% Change
North America Original Equipment
Ride Control	$45	17%	$41	15%
Emission Control	303	41%	124	29%
Total North America Original Equipment	348	34%	165	24%

North America Aftermarket
Ride Control	21	8%	18	7%
Emission Control	13	16%	12	14%
Total North America Aftermarket	34	10%	30	9%

Total North America	382	28%	195	19%

Europe Original Equipment
Ride Control	60	26%	37	16%
Emission Control	226	42%	90	24%
Total Europe Original Equipment	286	37%	127	21%

Europe Aftermarket
Ride Control	19	20%	8	9%
Emission Control	6	9%	(1)	(1%)
Total Europe Aftermarket	25	16%	7	4%

South America & India	80	34%	36	17%

Total Europe, South America & India	391	34%	170	17%

Asia	54	23%	50	28%

Australia	3	3%	(10)	(14%)

Total Asia Pacific	57	18%	40	16%

Total Tenneco Inc.	$830	29%	$405	18%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended June 30,

		2011		2010

Total debt		$1,294		$1,254

Cash and cash equivalents		161		146

Debt net of cash balances (1)		$1,133		$1,108

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$565		$482

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		2.0x		2.3x

	Q3 10	Q4 10	Q1 11	Q2 11	Q2 11 LTM

Net income (loss) attributable to Tenneco Inc.	$10	$(18)	$47	$50	$89

Net income attributable to noncontrolling interests	6	7	5	7	25

Income tax expense	15	24	14	30	83

Interest expense (net of interest capitalized)	36	49	28	26	139

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	67	62	94	113	336

Depreciation and amortization of other intangibles	55	53	51	54	213

Total EBITDA including noncontrolling interests (2)	122	115	145	167	549

Restructuring and related expenses	3	4	1	2	10

Pension charges (5)	4	2	-	-	6

Total Adjusted EBITDA including noncontrolling interest (3)	$129	$121	$146	$169	$565

	Q3 09	Q4 09	Q1 10	Q2 10	Q2 10 LTM

Net income (loss) attributable to Tenneco Inc.	$(8)	$17	$7	$40	$56

Net income attributable to noncontrolling interests	4	9	5	6	24

Income tax expense (benefit)	4	(5)	15	15	29

Interest expense (net of interest capitalized)	35	32	32	32	131

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	35	53	59	93	240

Depreciation and amortization of other intangibles	55	59	55	53	222

Total EBITDA including noncontrolling interests (2)	90	112	114	146	462

Restructuring and related expenses	11	2	4	3	20

Total Adjusted EBITDA including noncontrolling interest (3)	$101	$114	$118	$149	$482

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Includes charges related to an actuarial loss for a lump-sum pension payments.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except per share amounts)

	Q2 2011				Q2 2010
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net Sales and operating revenues	$874	$817	$197	$1,888	$738	$606	$158	$1,502

Less: Substrate sales	246	162	27	435	181	93	30	304

Value-add revenues	628	655	170	1,453	557	513	128	1,198

EBIT	62	37	14	113	$50	$30	$13	$93

EBIT as a % of Value-add revenue	9.9%	5.6%	8.2%	7.8%	9.0%	5.8%	10.2%	7.8%

	YTD 2011				YTD 2010
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net Sales and operating revenues	$1,725	1,558	$365	$3,648	$1,343	1,167	$308	$2,818

Less: Substrate sales	495	312	51	858	316	192	57	565

Value-add revenues	1,230	1,246	314	2,790	1,027	975	251	2,253

EBIT	124	61	22	207	$86	$42	$24	$152

EBIT as a % of Value-add revenue	10.1%	4.9%	7.0%	7.4%	8.4%	4.3%	9.6%	6.7%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Investor relations
Linae Golla, 847 482-5162
lgolla@tenneco.com
or
Media relations
Jane Ostrander, 847 482-5607
jostrander@tenneco.com